Exhibit 10.1
Confidential
EXECUTION VERSION
COMMON STOCK AND WARRANT PURCHASE AGREEMENT
     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated and entered into as of February 24, 2006, by and between OrthoLogic Corp., a Delaware corporation (the “Company”), and PharmaBio Development Inc., a North Carolina corporation (the “Purchaser”).
PREAMBLE
     WHEREAS, the Company and Quintiles, Inc., an Affiliate of Purchaser, have entered into a Master Services Agreement, dated as of the date hereof.
     WHEREAS, in connection with the foregoing, Purchaser desires to acquire and the Company is willing to issue and sell to Purchaser shares of common stock, $.0005 par value per share, of the Company (the “Common Stock”) and Warrants to purchase shares of Common Stock as described herein, subject to the terms and conditions specified herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Definitions. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:
     “Additional Class A Warrants” shall have the meaning specified in Section 2.02.
     “Additional Shares” shall have the meaning specified in Section 2.02.
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business.
     “Class A-1 Warrant” shall have the meaning specified in Section 2.02.
     “Class A-2 Warrant” shall have the meaning specified in Section 2.02.

     “Class B Warrant” shall have the meaning specified in Section 2.01.
     “Class C Warrant” shall have the meaning specified in Section 2.01.
     “Class D Warrant” shall have the meaning specified in Section 2.01.
     “Common Stock” shall have the meaning specified in the Preamble to this Agreement.
     “Company SEC Reports” shall have the meaning specified in Section 4.05.
     “Disclosure Documents” shall have the meaning specified in Section 4.24.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.
     “FDA” shall mean the U.S. Food and Drug Administration.
     “FFDCA” shall mean the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and all regulations promulgated thereunder.
     “Governmental Authority” shall mean any foreign, United States Federal, state, or local foreign court or governmental or regulatory agency or authority.
     “Initial Class A Warrant” shall have the meaning specified in Section 2.01.
     “Initial Closing” shall have the meaning specified in Section 2.01.
     “Initial Closing Date” shall have the meaning specified in Section 2.01.
     “Initial Closing Stock Price” shall have the meaning specified in Section 2.01.
     “Initial Shares” shall have the meaning specified in Section 2.01.
     “Intellectual Property” shall have the meaning specified in Section 4.12.
     “Law” shall mean any United States Federal, or state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority.
     “Master Services Agreement” shall mean the services agreement entered into by the Company and Quintiles, Inc., an Affiliate of Purchaser, dated as of the date of this Agreement.
     “Material Adverse Effect” shall mean a material adverse effect on or change in the business, operations, properties, assets, liabilities, results of operation or financial condition of the Company.

     “Material Agreements” shall have the meaning specified in Section 4.07.
     “Nasdaq” shall mean the Nasdaq National Market.
     “Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.
     “Phase III Trial” shall have the meaning specified in Section 7.11.
     “Preferred Stock” shall have the meaning specified in Section 4.03.
     “Prospectus” shall mean the prospectus in the form included in the Registration Statement, as supplemented by any prospectus supplement to the Registration Statement filed with the SEC pursuant to Rule 424(b).
     “Registration Rights Agreement” shall have the meaning specified in Section 4.21.
     “Registration Statement” shall mean a registration statement on Form S-3 to be filed under the Securities Act by the Company after the Initial Closing Date as required by Section 4.21, as such Registration Statement may be amended from time to time.
     “Registrable Securities” shall have the meaning specified in Section 4.21.
     “SEC” shall mean the Securities and Exchange Commission.
     “Second Closing” shall have the meaning specified in Section 2.02.
     “Second Closing Date” shall have the meaning specified in Section 2.02.
     “Second Closing Stock Price” shall have the meaning specified in Section 2.02.
     “Securities” shall have the meaning specified in Section 4.04.
     “Securities Act” means the Securities Act of 1933, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder.
     “Shares” shall mean collectively, the Initial Shares and the Additional Shares issued at any additional closings, if any.
     “Third Closing” shall have the meaning specified in Section 2.02.
     “Third Closing Date” shall have the meaning specified in Section 2.02.
     “Third Closing Stock Price” shall have the meaning specified in Section 2.02.

     “Transaction Agreements” shall mean this Agreement, the Warrants, the Registration Rights Agreement and the Master Services Agreement.
     “Transactions” shall mean the transactions contemplated by the Transaction Agreements.
     “Warrant Shares” shall mean the shares issuable by the Company upon the exercise of the Warrants.
     “Warrants” shall mean the Initial Class A Warrant, the Additional Class A Warrants, the Class B Warrant, the Class C Warrant and the Class D Warrant described in Sections 2.01 and 2.02.
ARTICLE II
PURCHASE AND SALE OF THE SHARES AND THE WARRANTS
     2.01 Initial Closing.
          (a) Subject to the terms and conditions of this Agreement, on the date hereof (the “Initial Closing Date”), the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company for an aggregate purchase price of Two Million Dollars ($2,000,000):
               (i) a number of shares of Common Stock (the “Initial Shares”) equal to Two Million Dollars ($2,000,000) divided by $5.5667 (the “Initial Closing Stock Price”) (such price being the average of the closing prices on Nasdaq of the Common Stock for the 15 trading days prior to the Initial Closing Date), with any fractional share amount rounded to the nearest whole share and with 0.5 shares or more rounded up;
               (ii) a warrant, with an exercise price of 115% of the Initial Closing Stock Price, in the form attached hereto as Exhibit A to purchase a number of shares of Common Stock equal to Two Million Dollars ($2,000,000) divided by the Initial Closing Stock Price multiplied by thirteen percent (13%) (the “Initial Class A Warrant”), with any fractional share rounded to the nearest whole share and with 0.5 shares a more rounded up;
               (iii) a warrant, with an exercise price of 115% of the Initial Closing Stock Price, to purchase 80,000 shares of Common Stock, subject to certain vesting provisions, in the form attached hereto as Exhibit B (the “Class B Warrant”);
               (iv) a warrant, with an exercise price of 115% of the Initial Closing Stock Price, to purchase 80,000 shares of Common Stock, subject to certain vesting provisions, in the form attached hereto as Exhibit C (the “Class C Warrant”); and
               (v) a warrant, with an exercise price of 115% of the Initial Closing Stock Price, to purchase 80,000 shares of Common Stock, subject to certain vesting provisions, in the form attached hereto as Exhibit D (the “Class D Warrant”).

          (b) The purchase and sale of the Initial Shares, the Initial Class A Warrant, the Class B Warrant, the Class C Warrant and the Class D Warrant shall take place at a closing (the “Initial Closing”) to be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 Wachovia Capitol Center, Raleigh, NC 27601 at 10:00 a.m. Eastern Time on the Initial Closing Date, or at such other location, time and date as may be mutually agreed upon by the parties. The initial closing shall take place contemporaneously with the execution and delivery of this Agreement and the other Transaction Agreements by the parties thereto.
          (c) At the Initial Closing, subject to the terms and conditions contained in this Agreement, in payment of the full purchase price for the Initial Shares, the Initial Class A Warrant, the Class B Warrant, the Class C Warrant and the Class D Warrant, Purchaser shall provide a wire transfer of immediately available funds to the Company in an amount equal to Two Million Dollars ($2,000,000) using the wire transfer instructions separately provided to Purchaser by the Company.
          (d) Delivery of Shares and Warrants at the Initial Closing. At the Initial Closing, the Company shall deliver the Initial Class A Warrant, the Class B Warrant, the Class C Warrant and the Class D Warrant and, as soon as reasonably practicable after the Initial Closing Date, the Company shall deliver a stock certificate evidencing the Initial Shares, all issued in the name of Purchaser and dated as of the Initial Closing Date.
     2.02 Additional Closings.
          (a) Second Closing. Subject to the terms and conditions of this Agreement (including without limitation the Blocking Events set forth in Section 2.03 below) and upon the Company’s written notice to Purchaser of the Company’s intent to sell and issue additional shares of Common Stock pursuant to this Agreement on June 30, 2006 (the “Second Closing Date”) as described below, delivered not less than ten (10) Business Days prior to the Second Closing Date, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, on the Second Closing Date, for an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000):
               (i) a number of shares of Common Stock equal to One Million Five Hundred Thousand Dollars ($1,500,000) divided by the average of the closing prices on the Nasdaq of the Common Stock for the fifteen (15) trading days prior to the Second Closing Date (the “Second Closing Stock Price”), with any fractional share amount rounded to the nearest whole share and with 0.5 shares or more rounded up, and
               (ii) a warrant, with an exercise price of 115% of the Second Closing Stock Price, in the form attached hereto as Exhibit A-1 (the “Class A-1 Warrant”) to purchase a number of shares of Common Stock equal to One Million Five Hundred Thousand Dollars ($1,500,000) divided by the Second Closing Stock Price multiplied by thirteen percent (13%), with any fractional share amount rounded to the nearest whole share and with 0.5 shares or more rounded up.

          (b) Third Closing. Subject to the terms and conditions of this Agreement (including without limitation the Blocking Events set forth in Section 2.03 below) and upon the Company’s written notice to Purchaser of the Company’s intent to sell and issue additional shares of Common Stock pursuant to this Agreement on September 29, 2006 (the “Third Closing Date”) as described below, delivered not less than ten (10) Business Days prior to the Third Closing Date, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, on the Third Closing Date, for an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000):
               (i) a number of shares of Common Stock equal to One Million Five Hundred Thousand Dollars ($1,500,000) divided by the average of the closing prices on the Nasdaq of the Common Stock for the fifteen (15) trading days prior to the Third Closing Date (the “Third Closing Stock Price”), with any fractional share amount rounded to the nearest whole share and with 0.5 shares or more rounded up (such shares, together with the shares described in Section 2.02(a)(i), the “Additional Shares”), and
               (ii) a warrant, with an exercise price of 115% of the Third Closing Stock Price, in the form attached hereto as Exhibit A-1 (the “Class A-2 Warrant” and together with the Class A-1 Warrant, the “Additional Class A Warrants”) to purchase a number of shares of Common Stock equal to One Million Five Hundred Thousand Dollars ($1,500,000) divided by the Third Closing Stock Price multiplied by thirteen percent (13%), with any fractional share amount rounded to the nearest whole share and with 0.5 shares or more rounded up.
          (c) Each of the Second Closing and Third Closing described in this Section 2.02 shall take place at a closing to be held at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 Wachovia Capitol Center, Raleigh, NC 27601 at 10:00 a.m. Eastern Time on the Second Closing Date or Third Closing Date as applicable, or at such other location, time and date as may be mutually agreed upon by the parties. At the Second Closing or Third Closing as the case may be, (i) the Company shall deliver (A) the Additional Class A Warrant required to be delivered at such closing, issued in the name of Purchaser and dated as of such closing date, and (B) a copy of the Company’s instruction letter transmitted to its stock transfer agent directing such transfer agent to issue to Purchaser the stock certificate for the Additional Shares required to be delivered at such closing, issued in the name of Purchaser and dated as of such closing date; and (ii) Purchaser shall provide a wire transfer of immediately available funds, in an amount equal to the aggregate purchase price to be paid for the Additional Shares and Additional Class A Warrant being purchased at such closing, to the account designated by the Company under Section 2.01(c) or other account specified by the Company.
          (d) As soon as reasonably practicable after the Second Closing Date or Third Closing Date as applicable, the Company shall deliver a stock certificate evidencing the Additional Shares purchased at the Second Closing and Third Closing as the case may be, issued in the name of Purchaser and dated as of the applicable closing date.
          (e) Any Additional Shares sold pursuant to this Section 2.02 shall be deemed “Shares” for all purposes under this Agreement.

     2.03 Blocking Events. Purchaser shall not be obligated to purchase any Additional Shares from the Company pursuant to this Agreement unless and until the Registration Statement shall have been declared effective, and thereafter shall not be obligated to purchase any Additional Shares from the Company pursuant to this Agreement when there shall have occurred any one or more of the following events:
          (a) The withdrawal or suspension of the effectiveness of the Registration Statement;
          (b) The failure to have the number of shares of Common Stock proposed to be issued in the relevant additional closing covered by the Registration Statement;
          (c) The failure of the Common Stock issuable under this Agreement to be validly listed on Nasdaq;
          (d) The failure to continue to have the Common Stock registered under Sections 12(b) or 12(g) of the Exchange Act;
          (e) The receipt of a notification that the SEC or the National Association of Securities Dealers, Inc. is contemplating terminating the Company’s registration or listing, respectively;
          (f) The suspension of trading of the Common Stock by the SEC, Nasdaq or the National Association of Securities Dealers, Inc.
          (g) The failure to file with the SEC any form, report or document required to be filed by it under the Exchange Act since the date of this Agreement;
          (h) The commencement as a debtor of a voluntary bankruptcy case or proceeding; the consent to the entry of an order for relief against it in an involuntary bankruptcy case or proceeding; the commencement of any bankruptcy case against it; the consent to the appointment of a receiver of the Company or for all or substantially all of its property; the general assignment for the benefit of the Company’s creditors; the filing of a petition in bankruptcy or answer or consent seeking reorganization or relief; or the consent to the filing of such a petition or the appointment of or taking possession by a receiver;
          (i) The entry into a definitive agreement with respect to or the consummation of or the occurrence of any of the following: (a) any “person” or “group” (as such terms are defined in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of voting securities of the Company representing 50% or more of the total voting power of all outstanding voting securities of the Company; (b) the sale, lease, license, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, or all or substantially all of the assets relating to TP508; or (c) any merger, consolidation, share exchange, business combination or similar transaction in which the Company is not the surviving entity or in which the holders of the outstanding shares of stock of the Company immediately prior to such transaction hold, immediately after such transaction, less that 51% of the total voting power of the outstanding securities of the surviving or resulting entity in such transaction;
          (j) The valid termination of the Master Services Agreement arising from a default by the Company under such Master Services Agreement;
          (k) The entry of a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of an additional closing;
          (l) The enactment, issuance, promulgation, enforcement or entry by a governmental entity of any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making an issuance of Additional Shares illegal or otherwise prohibiting consummation of the issuance of Additional Shares; or
          (m) The occurrence of an event that has a Material Adverse Effect on the Company.
The Company shall provide notice of the occurrence of any of the events described in this Section 2.03 to Purchaser promptly (and in any case within three (3) Business Days following the occurrence of said event).
ARTICLE III
CONDITIONS TO CLOSING
     3.01 Conditions to Purchaser’s Obligations at Closing. The obligation of Purchaser to purchase and pay for the Initial Shares, the Initial Class A Warrant, the Class B Warrant, the Class C Warrant and the Class D Warrant at the Initial Closing is subject to each of the following conditions precedent:
          (a) Opinion of Counsel. Quarles & Brady Streich Lang LLP, counsel to the Company, shall have delivered a legal opinion to Purchaser, in the form acceptable to the parties, regarding the Transaction Agreements and the Transactions;
          (b) Board Resolutions. Purchaser shall have received at the Initial Closing copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the Transactions, certified by an appropriate officer of the Company;
          (c) Officer’s Certificate. Purchaser shall have received at the Initial Closing a certificate, executed by the appropriate officer of the Company and dated as of the Initial Closing Date, together with and certifying (i) the names of the officers of the Company authorized to sign the Transaction Agreements together with the true signatures of such officers; (ii) a copy of the certificate of incorporation of the Company, as amended and in effect as of the Initial Closing Date; (iii) a copy of the bylaws of the Company, as amended and in effect as of the Initial Closing Date; (iv) that the representations and warranties contained in Article IV hereof are true and correct as of the Initial Closing Date; and (v) the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Initial Closing Date;
          (d) Good Standing Certificate. Purchasers shall have received from the Company a Good Standing Certificate from the Delaware Secretary of State with respect to the Company.
          (e) Transaction Agreements. Purchaser shall have received the Transaction Agreements, duly executed by an authorized officer of the Company; and
          (f) Instruction Letter. The Company shall have transmitted an instruction letter to its stock transfer agent directing it to issue to Purchaser the stock certificate for the Initial Shares, and Purchaser shall have received a copy of such letter.
     3.02 Conditions to Company’s Obligations at Initial Closing. The obligation of the Company to issue and sell the Initial Shares and Warrants being purchased at the Initial Closing is subject to each of the following conditions precedent:
          (a) Transaction Agreements. The Company shall have received the Transaction Agreements, duly executed by an authorized officer of Purchaser or its Affiliates, as the case may be;
          (b) Payment. Purchaser shall have delivered Two Million Dollars ($2,000,000) in immediately available funds to Company’s specified account in accordance with Section 2.01(c); and
          (c) Officer’s Certificate. The Company shall have received at the Initial Closing a certificate, executed by the appropriate officer of Purchaser and dated as of the Initial Closing Date, certifying (i) the names of the officers of Purchaser authorized to sign the Transaction Agreements on behalf of Purchaser together with the true signatures of such officers; and (ii) that Purchaser has taken all actions necessary to authorize and approve Purchaser’s execution and delivery of the Transaction Agreements and the consummation by Purchaser of its obligations thereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY
     The Company represents and warrants to Purchaser and its Affiliates as follows:
     4.01 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has all necessary corporate power and authority to carry on its business as now conducted.
     4.02 Authority and Consents. The Company has all necessary corporate power and authority to execute and deliver the Transaction Agreements and to consummate the Transactions. The execution and delivery of the Transaction Agreements and consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Agreements or to consummate the Transactions. No further approval or authority of the board of directors or stockholders of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein. Each of the Transaction Agreements has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms. Except for (a) applicable filings, if any, with the SEC pursuant to the Exchange Act and the Securities Act, (b) filings with Nasdaq in connection with the listing of the Shares and the Warrant Shares, and (c) filings, if any, under state securities or “blue sky” laws, no consent from, authorization or order of, notice to, or filing or registration with, any Governmental Authority or any other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Agreements or the consummation of the Transactions. Neither the execution, delivery and performance of the Transaction Agreements by the Company nor the consummation by the Company of the Transactions will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company; (ii) violate any Law applicable to the Company or the Transactions; or (iii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound, except in the case of clauses (ii) and (iii) for such violation, lien, charge, security interest, default or encumbrance which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.
     4.03 Authorized Capital Stock.
          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 38,994,742 shares were issued and 38,744,742 outstanding as of the close of business on February 22, 2006 and 2,000,000 shares of preferred stock, of which no shares were issued and outstanding as of the close of business on the date hereof (the “Preferred Stock”). As of the date hereof, 2,555,000 shares of Common Stock were reserved for issuance and issuable or otherwise deliverable, including in connection with the exercise of outstanding stock options or warrants.
          (b) Except as set forth on Schedule 4.03(b), as of the Initial Closing Date, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated (x) to issue or sell shares of its

Common Stock or Preferred Stock, or (y) to register shares of its Common Stock or Preferred Stock. No holder of any security of the Company is entitled to any preemptive, subscription or similar rights to purchase any securities (including the Shares or Warrants) of the Company, except as set forth on Schedule 4.03(b).
          (c) The Company has reserved an adequate number of authorized but unissued shares of Common Stock for issuance upon exercise of the Warrants and such shares shall remain so reserved (subject to reduction from time to time for Common Stock issued upon the exercise of the Warrants), as long as the Warrants are exercisable.
     4.04 Issuance, Sale and Delivery of the Securities. The Shares, the Warrants and the Warrant Shares, when issued and paid for pursuant to the terms of this Agreement or the exercise provisions of the Warrants, as the case may be, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions. The issuance of the Shares, the Warrants and the Warrant Shares by the Company pursuant to this Agreement or the Warrants (hereinafter such securities are sometimes collectively referred to as the “Securities”) are not subject to any preemptive or other similar rights.
     4.05 The Company SEC Reports; Financial Statements. The Company has made available to Purchaser (i) the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2003 and December 31, 2004; (ii) all definitive proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since January 1, 2004; and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 2004 (all such filings at (i) through (iii), collectively, the “Company SEC Reports”). As of their respective filing dates, the Company SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to the Company SEC Reports. None of such forms, reports or registration statements contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto when the same were filed and fairly presented, in conformity with United States generally accepted accounting principles applied on a consistent basis, the consolidated financial condition of the Company as of the dates thereof and its results of operations and changes in financial condition for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). The Company has filed with the SEC all forms, reports and documents required to be filed by it under the Exchange Act since January 1, 2004.
     4.06 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on the Company, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default or default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.
     4.07 Material Agreements. Except as included or incorporated by reference in, or otherwise referred to in, the Company SEC Reports, the Company is not a party to or bound by any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act. The Material Agreements are in full force and effect and the Company has in all material respects performed all the obligations required to be performed by it under such agreements, has received no notice of default and, to the best of the Company’s knowledge, neither the Company nor any party obligated to the Company is in default under any Material Agreement, the result of which has had and could reasonably be expected to have a Material Adverse Effect. All Material Agreements constitute valid and binding obligations of the Company, enforceable against the Company and, to the knowledge of the Company the other party thereto, in accordance with their respective terms.
     4.08 No Actions. There is no pending, or to the Company’s knowledge, threatened action, arbitration, investigation, litigation, proceedings, or suits before or involving any Governmental Authority or arbitrator by, against or involving the Company or its properties or business which has had or which could reasonably be expected to have a Material Adverse Effect, or which challenges or that may have the effect of preventing, delaying or otherwise interfering with the Transactions. The Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any Governmental Authority or Arbitrator.
     4.09 Absence of Undisclosed Liabilities. Except as and to the extent specifically reflected or reserved against on the consolidated balance sheets of the Company as of September 30, 2005, included in the Company’s Quarterly Report on Form 10-Q for the nine-months ended September 30, 2005, the Company has no material debts, liabilities or obligations of any nature, whether accrued or unaccrued, absolute a contingent, disputed or undisputed, or otherwise, and whether due or to become due, arising out of transactions entered into, or any state of facts existing on or prior to the date of this Agreement, other than liabilities and obligations arising in the ordinary course of business after September 30, 2005, which have not had and could not reasonably be expected to have a Material Adverse Effect.
     4.10 Absence of Changes. Except as set forth on Schedule 4.10 and other than as set forth in Section 7.11, since September 30, 2005, (a) no Material Adverse Effect has occurred and no event has occurred or circumstance exists that could reasonably be expected to have a Material Adverse Effect; and (b) the Company has not paid or declared any dividends or other distributions with respect to the Common Stock and the Company is not in default in the payment of principal or interest on any outstanding debt or other obligations.

     4.11 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate have not had or could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default or default on the part of the Company as defined in such documents or instruments, except such defaults which individually or in the aggregate have not had or could not reasonably be expected to have a Material Adverse Effect on the Company.
     4.12 Intellectual Property. To the Company’s knowledge, (a) the Company owns or has obtained valid rights to use the inventions, patents, patent applications, trademarks (both registered and unregistered), tradenames, copyrights, know-how, and trade secrets necessary for the conduct of the Company’s business (as described in the Company SEC Reports) (collectively, the “Intellectual Property”); and (b) to the Company’s knowledge: (i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company that would preclude the Company from conducting its business (as described in the Company SEC Reports), except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (ii) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, know-how, trade secret or any other intellectual property proprietary right of others; (vi) none of the Intellectual Property or the use thereof by the Company infringes, misappropriated or makes any unauthorized use of any intellectual property or proprietary right of any third party, and no third party is infringing, misappropriating or making any unauthorized use of the Intellectual Property; and (vii) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other Governmental Authority, or any arbitrator, and the Company has not entered into or is a party to any contract which restricts or impairs the use of any such Intellectual Property.
     4.13 Compliance. Except as set forth on Schedule 4.13, the Company has been and is in compliance in all material respects with all applicable laws, rules, regulations and orders, in respect of the conduct of its business and the ownership of its properties, including without limitation with respect to the FFDCA, environmental matters, employment matters, and taxes and other governmental charges. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.
     4.14 Insurance. The Company maintains insurance with sound and reputable insurance companies of the types and in the amounts that the Company reasonably believes is adequate for its business, including without limitation insurance covering all risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.
     4.15 Certain Regulatory and Other Matters.
          (a) The Company holds all applicable approvals and authorizations from any Governmental Authority necessary for the Company to conduct its business in the manner in which such business is being conducted with respect to TP508, including, without limitation, the development and testing of TP508, and all such approvals and authorizations are in good standing and in full force and effect. The Company has not received any written notice, or to the knowledge of the Company, any other communication, from any Governmental Authority, regarding any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any such approvals or authorizations.
          (b) The Company has not made any untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or other Governmental Authority, or committed an act, made a statement or failed to make a statement, that provides, or could reasonably be expected to provide, a basis for the FDA or other Governmental Authority to invoke, with respect to the Company, the FDA’s policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.
          (c) Except as set forth on Schedule 4.15(c), the Company is not and has not been: (A) debarred by the FDA; (B) debarred, excluded, suspended, or otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid or in federal procurement and non-procurement programs; or (C) a party to a settlement, consent or similar agreement with the FDA or other Governmental Authority.
          (d) TP508 is being, and all times has been (as applicable), developed, tested, manufactured, labeled, stored, distributed, promoted and marketed in compliance, in all material respects, with all applicable Laws, including, with respect to investigational use, good clinical practices, good laboratory practices, good manufacturing practices, record keeping, security, and filing of reports.
          (e) TP508 has not been the subject of, or subject to (as applicable), any recall, suspension, market withdrawal or seizure, any warning letter, other written communication asserting lack of compliance with any applicable Laws, or any serious adverse event; and no clinical trial of TP508 has been suspended, put on hold, or terminated prior to completion as a result of any action by the FDA or other Governmental Authority or voluntarily, based on adverse effects on human health. To the knowledge of the Company, no event has occurred or circumstances exist that is reasonably likely to give rise to, or serve as a basis for, any of the foregoing events.
          (f) The Company has made available to Purchaser an accurate and complete copy of the Investigational New Drug Application for TP508, including all supplements, amendments and reports, and all material correspondence with the FDA with respect to TP508.
          (g) The Company has not received any adverse written notice from the FDA or any other Governmental Authority regarding the approvability or approval of TP508.
     4.16 Taxes. The Company has filed all federal, state, local and foreign income and other tax returns required to be filed by it and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.
     4.17 Transfer Taxes. On the Initial Closing Date, all stock transfer or other similar taxes which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
     4.18 Registration and Listing of Stock. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.
     4.19 No Manipulation of Stock. The Company has not taken any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or otherwise.
     4.20 Investment Company. The Company is not, and is not controlled by, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
     4.21 Securities Matters.
          (a) The Company has complied in all material respects with all applicable Laws, including securities laws, in connection with the offer, issuance and sale of the Securities hereunder.
          (b) Pursuant to the terms of a registration rights agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), the Company will file a Registration Statement with the SEC covering the resale of the Shares and the Warrant Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Warrant Shares (the “Registrable Securities”), and covenants that, prior to the sale of any Additional Shares and any Additional Class A Warrants, the Registration Statement will have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement will have been issued.
          (c) Indemnification and Contribution.
               (i) To the extent permitted by applicable law, the Company will indemnify and hold harmless each seller of Registrable Securities that were registered pursuant to the Registration Statement, each underwriter of such Registrable Securities thereunder, and each other person, if any, who controls such seller or underwriter within the meaning of Section 5 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or “blue sky” laws, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such indemnitee if, and to the extent that, any such loss, claim, damage or liability arises out of, or is based upon, an: (i) untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such indemnitee in writing specifically for use in such registration statement or prospectus; or (ii) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary or earlier effective prospectus and corrected in a final or amended prospectus, and such holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the buyer of such Registrable Securities; provided, further, that the indemnity agreement contained in this Section 4.21 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, provided, that such consent shall not be required if the settlement shall include, as an unconditional term thereof, the giving, by the claimant or plaintiff, to such indemnified party, of a release of the Company from all liability in respect of such claim or litigation.
               (ii) To the extent permitted by applicable law, each seller of Registrable Securities that were registered pursuant to the Registration Statement, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or “blue sky” laws, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if, and only to the extent that, any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by, or on behalf of, such seller specifically for use in such registration statement or prospectus, and provided, further, that the indemnity agreement contained in this Section 4.21 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld, provided, that such consent shall not be required if the settlement shall include, as an unconditional term thereof, the giving, by the claimant or plaintiff, to such indemnified party of a release of such seller from all liability in respect of such claim or litigation; provided, further, that the liability of each seller hereunder shall be limited to the net proceeds received for the account of such seller from the sale of Registrable Securities covered by such registration statement.
               (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4.21 and shall only relieve it from any liability which it may have to such indemnified party under this Section 4.21 if, and to the extent that, the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.21 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, further, that the Company shall not have any reimbursement obligation for the expenses and fees of more than one such separate counsel for all indemnitees.
               (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any holder of Registrable Securities, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 4.21 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.21 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 4.21; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
     4.22 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of securities to the public without registration, the Company agrees to use its best efforts to make and keep public information regarding the Company available as contemplated by Rule 144 under the Securities Act and file with the SEC all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act, and furnish a written report to Purchaser, upon written request, as to the Company’s compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.
     4.23 Employees. As of the date hereof, the Company has no collective bargaining arrangements or agreements covering any of its employees. As of the date hereof, since September 30, 2005, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, has had and could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

     4.24 Disclosure. The information contained or incorporated in this Agreement and any disclosure schedule delivered by the Company to the Purchaser simultaneously with the execution of this Agreement (the “Disclosure Documents”) is true and correct in all material respects, as of the date hereof or thereof, as the case may be; and the Disclosure Documents do not contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
     4.25 No Solicitation. The Company has not, in the past nor will it hereafter, take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 (or other appropriate exemption) of the Securities Act.
     4.26 No Integration. Neither the Company, nor any of its Affiliates, nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     Purchaser represents and warrants to the Company as follows:
     5.01 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.
     5.02 Authority and Consents. Purchaser has all necessary corporate power and authority to execute and deliver the Transaction Agreements and to consummate the Transactions. The execution and delivery of the Transaction Agreements and consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the Transaction Agreements or to consummate the Transactions.
     5.03 Investment. Purchaser is acquiring the Securities for Purchaser’s own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser acknowledges receiving and reviewing the Company SEC Reports. Purchaser is aware of the Company’s business affairs and financial condition and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the business affairs and financial condition of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense and has had access to and has acquired sufficient information about the

Company to reach an informed and knowledgeable decision to acquire the Securities to be purchased hereunder. Purchaser, either by reason of its own business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing such securities, to make an informed decision about purchasing the Securities and to protect its own interests in connection with the purchase of the Securities and is able to bear the risks of an investment in the Securities. Purchaser is able to bear the economic risk of holding the Securities for an indefinite period of time and can afford a complete loss of its investment. Purchaser is not itself a “broker” or a “dealer” as defined in the Exchange Act and is not an “affiliate” of the Company as defined in Rule 405 promulgated under the Securities Act.
     5.04 Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
ARTICLE VI
COVENANTS; INDEMNIFICATION
     6.01 Notice of Issuance. The Company shall notify Purchaser and its Affiliates, concurrently with public disclosure of the same, of any plan approved by the Company’s Board of Directors to issue or sell any shares of Common Stock.
     6.02 Securities Compliance. The Company shall notify the SEC and Nasdaq in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required by applicable Law for the legal and valid issuance of the Securities to Purchaser.
     6.03 Indemnification. The Company covenants and agrees to indemnify and hold harmless Purchaser and its respective officers, directors, employees, stockholders, assigns, successors and Affiliates for, and will pay to Purchaser the amount of, any loss, liability, claim, damage (but excluding special, incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorney fees) whether or not involving a third-party claim, arising from any material breach of any representation or warranty made by the Company in this Agreement.
ARTICLE VII
MISCELLANEOUS
     7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall, in any event, be effective unless the same shall be in writing and signed by Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.02 Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be deemed to have been sufficiently given for all purposes if: (a) mailed by first class certified or registered mail, postage prepaid, (b) sent by nationally recognized overnight courier for next Business Day delivery, (c) personally delivered, or (d) made by telecopy or facsimile transmission with confirmed receipt.

If to the Company:	OrthoLogic Corp. Attn: James M. Pusey, M.D. 1275 West Washington Street Tempe, Arizona 85281 Phone: (602) 286-5520 Fax: (602) 470-7080 Email: jpusey@olgc.com

With a copy to (which shall not constitute notice):	Quarles & Brady Streich Lang llp Attn: Steven P. Emerick Two North Central Avenue Phoenix, Arizona 85004 Phone: (602) 230-5517 Fax: (602) 417-2980 Email: emerick@quarles.com

If to Purchaser:	PharmaBio Development Inc. 4709 Creekstone Drive Suite 200 Riverbirch Building Durham, NC 27703 Attn: General Counsel Phone: (919) 998-2418 Fax: (919) 998-2090 Email: john.russell@quintiles.com

With a copy to (which shall not constitute notice):	Smith, Anderson, Blount, Dorsett Mitchell & Jernigan, L.L.P. 2500 Wachovia Capitol Center Raleigh, NC 27601 Attn: Christopher B. Capel
Phone: (919) 821-6759 Fax: (919) 821-6800 Email: ccapel@smithlaw.com

     7.03 No Waiver; Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     7.04 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement relating to this Agreement, the Warrants or the Registration Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, the Warrants or the Registration Rights Agreement as the case may be, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expense of appeals.
     7.05 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns, provided, that neither the Company nor Purchaser may assign or transfer any or all of its rights or obligations under this Agreement without the prior written consent of the other party and any attempted assignment without such consent shall be null and void; provided, however, that Purchaser may at any time assign or transfer any of its rights or obligations under this Agreement to any Affiliate.
     7.06 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     7.07 Entire Agreement. This Agreement and the other Transaction Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter thereof and supersede all prior oral or written agreements and understandings relating to the subject matter thereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Transaction Agreements shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Transaction Agreements.
     7.08 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.
     7.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original
     7.10 Survival. The representations, warranties, covenants and agreements made herein by the Company and Purchaser shall survive the Initial Closing and expire on the first anniversary of the Initial Closing Date.
     7.11 Phase III Trial Data. The parties hereby acknowledge that the Company has represented to the Purchaser that: (i) enrollment is complete in the Company’s Phase III trial in patients with unstable and/or displaced distal radius fractures (the “Phase III Trial”), (ii) the data relating to the Phase III Trial is currently being processed; and (iii) as of the date of this Agreement, the Company has no access to such data or any other non-public information relating to the results of such Phase III Trial. The parties further acknowledge that the Company has advised the Purchaser that, subsequent to the execution of this Agreement, the Company will, at a date in the future, have access to the data from the Phase III Trial for processing, analysis and evaluation and that, once disclosed to the public in due course, the results of such data processing, analysis and evaluation will have a material effect on the price of the Company’s Common Stock. The Purchaser, by approval and execution of this Agreement, hereby agrees: (i) to assume the risk of investment in the Company’s Common Stock in light of the future events described in this Section 7.11 and the effect such events will have on the price of the Shares received pursuant to this Agreement and/or the business prospects of the Company; and (ii) any such effect on the price of the Shares and/or the business prospects of the Company will not be deemed to be a Material Adverse Effect under this Agreement.
     7.12 Publicity. Except as otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, each party shall, and shall cause its respective Affiliates to, not issue any press release or make any other public statement relating to the other party, connected with or arising out of this Agreement or the matters contained herein, without the other parties’ prior written approval of the contents and the manner of presentation and publication thereof (which approval shall not be unreasonably withheld or delayed).
     7.13 Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of North Carolina, United States of America, as applied to agreements executed and performed entirely in the State of North Carolina, without regard to conflicts of law rules.
[signature page follows]

     [Signature Page to Common Stock and Warrant Purchase Agreement]
     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Common Stock and Warrant Purchase Agreement to be duly executed by their duly authorized representatives effective as of the date first above written.

OrthoLogic Corp.

By:	/s/ Les M. Taeger

Name: Les M. Taeger
Title: Sr. VP, CFO

PharmaBio Development Inc.

By:	/s/ Patrick B. Jordan

Name: Patrick B. Jordan
Title: Vice President, Corporate Development
EXHIBIT A
Form of Class A Warrant

EXHIBIT A-1
Form of Additional Class A Warrant

2

EXHIBIT B
Form of Class B Warrant

3

EXHIBIT C
Form of Class C Warrant

4

EXHIBIT D
Form of Class D Warrant

5

EXHIBIT E
Form of Registration Rights Agreement

6